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                                                                     Exhibit 1.3
                                                                     -----------

                                 $119,869,000

                             GATX RAIL CORPORATION

                    SERIES 2000-1 PASS THROUGH CERTIFICATES






                            UNDERWRITING AGREEMENT








April 5, 2000
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                                          April 5, 2000



Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York 10036

Dear Sirs and Mesdames:

     GATX Rail Corporation, a New York corporation (the "Company"), in connection with the financing of the debt portion of a separate leveraged lease transaction in which the Company is lessee, proposes that the Trustee (as defined below) will issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters") $119,869,000 principal amount of the Pass Through Certificates, Series 2000-1 (the "Securities") to be issued pursuant to the provisions of a Pass Through Trust Agreement dated as of August 1, 1992 (the "Basic Agreement") between the Company and the First National Bank of Chicago (predecessor to Bank One, N.A.), as Trustee (the "Trustee"), as supplemented by a separate Pass Through Trust Supplement to be dated on or about April 13, 2000 between the Company and the Trustee (the "Pass Through Trust Supplement") (the Basic Agreement as supplemented by the Pass Through Trust Supplement is referred to herein as the "Pass Through Trust Agreement"). The Pass Through Trust Supplement is related to the creation and administration of GATX Rail Corporation 2000-1 Pass Through Trust (the "Pass Through Trust").

     As used in this Agreement the terms "Equipment Notes," "Equipment," "Trust Agreement," "Indenture Trustee," "Lease," "Lease Supplement," "Owner Trustee," "Participation Agreement," and "Operative Agreements" shall have the meanings attributed to them in Appendix A to each of the two Trust Indenture and Security Agreements to be dated on or about April 13, 2000 between the Owner Trustee and the Indenture Trustee (each an "Indenture" and collectively, the "Indentures"). All other capitalized terms used herein shall, for the purposes hereof, have the meanings attributed to them in this Agreement.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Securities. The Prospectus (as described in Rule 434(a)(1) under the Securities
Act) in the form first used to confirm sales of Securities, including documents incorporated therein by reference, is hereinafter referred to as the "Distributed Prospectus"; the prospectus included in the Registration Statement

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at the time of its effectiveness is hereinafter referred to as the "Filed
Prospectus"; and the Distributed Prospectus and the Filed Prospectus are hereinafter referred to collectively as the "Prospectus." The terms "supplement" and "amendment" or "amend" as used in this Agreement with respect to the Registration Statement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are deemed to be incorporated by reference in the Prospectus.

       1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein as set forth in the letter from the Underwriters to be dated April 13, 2000, a copy of which is attached hereto, or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.

          (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of New York, has the corporate power and authority to own its property and

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     to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and all of the issued shares of common stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by GATX Corporation.

          (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly through wholly-owned subsidiaries by the Company to the extent reflected in the Prospectus, free and clear of all liens, encumbrances, equities or claims.

          (e) This Agreement, and each other Operative Agreement to which the Company is, or is to be, a party, has been duly authorized, executed and delivered by the Company and constitutes valid and binding obligations of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity. The Pass Through Trust Agreement has been duly qualified under the Trust Indenture Act.

          (f) Assuming the accuracy of the Trustee's representations and warranties in the Participation Agreement, the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Pass Through Trust Agreement and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Pass Through Trust Agreement and will be valid and binding obligations of the Trustee enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

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          (g) The Equipment Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indentures and delivered to and paid for by the Trustee in accordance with the terms of the Indentures, will be entitled to the benefits of the Indentures and will be valid and binding obligations of the Indenture Trustee enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

          (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and any other Operative Agreements to which the Company is a party will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or any other Operative Agreement to which the Company is a party, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

          (i) Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein, there has not occurred any material adverse change, or any development reasonably likely to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (j) Except as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the Company is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

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

          (k) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects except where failure to have such title would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real property under valid and enforceable leases with no exceptions that would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (l) Except as disclosed in the prospectus, no labor dispute with employees of the Company or any of its subsidiaries exists or to the knowledge of the Company is imminent that could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (m) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (n) The consolidated financial statements included or incorporated by reference in the Registration Statement or Prospectus, together with the related notes thereto, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein. The financial statement schedules, if any, included or incorporated by reference in the Prospectus fairly present the information to be stated therein.

          (o) Neither the Company nor the trust created pursuant to the Pass Through Trust Agreement (the "Trust") is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, neither the Company nor the Trust will be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

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          (p)  Except as disclosed in the Prospectus, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and
     (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (q) Except as disclosed in the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (r) As of the Closing Date, the Securities will be rated A3 by Moody's Investors Service, Inc. ("Moody's") and A- by Standard & Poor's Corporation ("S&P").

          (s) Ernst & Young LLP, who reported on the annual consolidated financial statements of the Company incorporated by reference in the Registration Statement, are independent auditors as required by the Act and the rules and regulations thereunder.

       2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Trustee the respective principal amounts of Securities set forth in Schedule I hereto opposite its name at 100% of their principal amount plus accrued
interest, if any, from April 13, 2000 to the date of payment and delivery.   The
Company agrees to pay the Underwriters an aggregate commission of $779,148.

       3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has become effective as in your judgment

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is advisable. The Company is further advised by you that the Securities are to be offered to the public initially at 100% of their principal amount (the "Public Offering Price") plus accrued interest, if any, from April 13, 2000 to the date of payment and delivery and to certain dealers selected by you at a price that represents a concession not in excess of .40% of their principal amount, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of .25% of their principal amount, to any Underwriter or to certain other dealers.

       4. Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City at 10:00 a.m., New York City time, on April 13, 2000, or at such other time on the same or such other date, not later than April 17, 2000, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

     Payment for the Securities shall be made against delivery to you on the Closing Date for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as you shall request in writing not less than one full business day prior to the Closing Date, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid.

       5. Conditions to the Underwriters' Obligations. The several obligations of the Underwriters to purchase and pay for the Securities are subject to the following conditions.

     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the Company's securities or in the rating outlook for the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

               (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that,

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          in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

     (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

     (c) The Underwriters shall have received on the Closing Date an opinion of Vedder, Price Kaufman & Kammholz, outside counsel for the Company, (except in the case of clauses 5(c)(i), 5(c)(ii), 5(c)(iii), 5(c)(viii) and 5(c)(x)(C) which opinions shall be delivered by Ronald J. Ciancio, in house counsel to the Company), dated the Closing Date, to the effect that:

                (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                (ii) each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

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                (iii)  all of the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of each Significant Subsidiary (with such term having the meaning attributed to it under Rule 405 under the Securities Act) are owned by the Company either directly or through wholly-owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claims, liens or encumbrances;

                (iv) this Agreement, and each other Operative Agreement to which the Company is, or is to be, a party, has each been duly authorized, executed and delivered by the Company and will constitute valid and binding obligations of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity; and the Pass Through Trust Agreement has been duly qualified under the Trust Indenture Act;

                (v) the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Pass Through Trust Agreement and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Pass Through Trust Agreement and will be valid and binding obligations of the Trustee, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity;

                (vi) the Equipment Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indentures and delivered to and paid for by the Trustee in accordance with the terms of Indentures, will be entitled to the benefits of the Indentures and will be valid and binding obligations of the Indenture Trustee, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity;

                (vii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and any other Operative Agreement to which the Company is, or is to be, a party will not contravene any provision

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          of applicable law or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or any other Operative Agreement to which the Company is, or is to be, party, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities as to which such counsel need not opine;

                (viii) title to the Equipment to be subjected to a Lease will, when such Equipment shall have been transferred to the Owner Trustee as provided in the related Participation Agreement, be validly vested in the Owner Trustee, subject to no liens or encumbrances of record at the Surface Transportation Board except for such Lease and the related Indenture;

                (ix) no filing or recording of any document or instrument was or is necessary to establish and perfect the security interest created by the Indentures in all estate, right, title and interest of the Owner Trustee in and to each Lease (and each Lease Supplement) covering the Equipment (other than Excepted Property), and to establish and perfect the Indenture Trustee's estate, right and interest in and to the Equipment on the date of the Indentures, except for such filings with the Surface Transportation Board as are required; and

                (x) the statements (A) in the Prospectus under the captions "ERISA Considerations," "Certain Tax Aspects," "Federal Income Tax Consequences" "Certain Illinois Taxes," "Description of the Pass Through Certificates," and "Description of the Equipment Notes" except to the extent amended or superceded by statement in the Prospectus Supplement, (B) in the Prospectus Supplement under the captions "Description of the Certificates," "Description of the Equipment Notes," "Certain Tax Aspects," "ERISA Considerations," and "Certain Illinois Taxes" and (C) in the Registration Statement in Items 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly

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          present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                (xi) other than taxes, fees or other governmental charges payable by the Trustee in its individual capacity and not upon the trust created under each Indenture or the trust created pursuant to the Pass Through Trust Agreement, there are no taxes, fees or other governmental charges payable under the laws of the State of Illinois or any political subdivision thereof in connection with (x) the execution and delivery by the Trustee, as Indenture Trustee, of each Indenture, each Participation Agreement and the other Operative Agreements to which it is a party or (y) the execution and delivery by the Trustee, as trustee under the Pass Through Trust Agreement, of the Basic Agreement and the related Pass Trough Trust Supplement and the issuance, execution and delivery of the Securities by the Trustee, as trustee under the Pass Through Trust Agreement, pursuant to the Basic Agreement and the Pass Through Trust Supplement or (z) the issuance, authentication and delivery of the Equipment Notes;

                (xii) while there is no authority addressing the characterization of entities that are similar to the trust in all material respects, the trust created pursuant to the Pass Through Trust Agreement should be classified as a grantor trust for U.S. federal income tax purposes. If, as may be the case, the trust created pursuant to the Pass Through Trust Agreement is not classified as a grantor trust, it will be classified as a partnership for U.S. federal income tax purposes and will not be classified as a publicly traded partnership taxable as a corporation provided that at least 90% of each such trust's gross income for each taxable year of its existence is "qualifying income" within the meaning of Section 7704(b) of the Internal Revenue Code of 1986, as amended;

                (xiii) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

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                (xiv)  the Company is not and, after giving effect to the
          offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Trust is not required to be registered under the Investment Company Act;

                (xv)  such counsel (A) is of the opinion that the 1999 Form
          10-K filed by the Company pursuant to the Exchange Act and incorporated by reference in the Prospectus or the Prospectus Supplement (except for financial statements and schedules as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder, (B) is of the opinion that the Registration Statement, Prospectus and Prospectus Supplement (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (C) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (D) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus or the Prospectus Supplement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (d) The Underwriters shall have received on the Closing Date an opinion of Milbank, Tweed, Hadley & McCloy LLP, special counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(c)(iv), 5(c)(v) and 5(c)(x) (but only as to the statements in the Prospectus under "Description of the Certificates," "Plan of Distribution,"

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"Description of the Equipment Notes," and "Underwriting") and clauses
5(c)(xv)(B), 5(c)(xv)(C) and 5(c)(xv)(D) above.

     With respect to Section 5(c)(xv) above, Vedder, Price, Kaufman & Kammholz may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and other than the documents incorporated therein by reference and review and discussion of the contents thereof (including documents incorporated by reference), but is without independent check or verification except as specified. With respect to clauses 5(c)(xv)(B), 5(c)(xv)(C) and 5(c)(xv)(D) above, Milbank, Tweed, Hadley & McCloy LLP may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification except as specified.

     The opinion of Milbank, Tweed, Hadley & McCloy LLP described in Section 5(d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

     (e) The Underwriters and the rating agencies (if so required) shall have received from the law department of Bank One, N.A. ("Bank One"), individually, as Trustee and Indenture Trustee under each of the Indentures, an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, the rating agencies and Milbank, Tweed, Hadley & McCloy LLP, special counsel for the Underwriters, to the effect that:

                 (i) Bank One is a national banking association duly organized and validly existing in good standing under the laws of the United States, and, in its individual capacity or as Trustee or Indenture Trustee, as the case may be, has full corporate power and authority to execute, deliver and carry out the terms of the Indentures, each Participation Agreement, the Basic Agreement, the Pass Through Trust Supplement and the other Operative Agreements to which it is, or is to be, a party;

                 (ii) Bank One, the Trustee or the Indenture Trustee, as the case may be, has duly authorized, executed and delivered each Participation Agreement, the Basic Agreement, the Pass Through Trust Supplement and the Indentures; the Basic Agreement, the Pass Through Trust Supplement and each Participation Agreement constitute the valid and binding obligations of Bank One, the Trustee or the Indenture Trustee, as the case may be, enforceable against Bank One, the Trustee or the Indenture Trustee, as the case may be, in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally, and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

                 (iii) the Securities have been duly authorized and validly executed, authenticated, issued and delivered by the Trustee, pursuant to the Basic Agreement and the Pass Through Trust Supplement;

                 (iv) the authorization, execution, delivery and performance by Bank One, the Trustee or the Indenture Trustee, as the case may be, of the Indentures, each Participation Agreement, the Basic Agreement, the Pass Through Trust Supplement and the other Operative Agreements to which it is or will be party and the consummation of the transactions therein contemplated and compliance with the terms thereof and the issuance of the Securities thereunder do not and will not result in the violation of the provisions of the Articles of Association or By-Laws of Bank One, and do not and will not conflict with, or result in the creation or the imposition of any lien, charge or encumbrance upon any property or assets of Bank One, the Trustee or the Indenture Trustee, as the case may be, under any indenture, mortgage or other agreement or instrument known to such counsel to which the Trustee or the Indenture Trustee, as the case may be, is a party or by which it or any of its property is bound, or any state or Federal law, rule or regulation governing Bank One's, the Trustee's or the Indenture Trustee's banking or trust powers, or of any judgment, order or decree known to such counsel to be applicable to Bank One, the Trustee or the Indenture Trustee, as the case may be, of any court, regulatory body, administrative agency, government or governmental body having jurisdiction of Bank One, the Trustee or the Indenture Trustee or its properties;

                 (v) no authorization, approval, consent, license or order of, giving of notice to, registration with, or taking of any other action in respect of, any Federal or state governmental authority or agency pursuant to any Federal or state law governing the banking or trust powers of Bank One, the Trustee or the Indenture Trustee is required for the authorization, execution, delivery and performance by Bank One, the Trustee or the Indenture Trustee of the Indentures, each Participation Agreement, the Basic

          Agreement, the Pass Through Trust Supplement and the other Operative Agreements to which it is or will be a party or the consummation of any of the transactions by the Trustee or Indenture Trustee contemplated thereby or the issuance of the Securities under the Basic Agreement and the Pass Through Trust Supplement (except as shall have been duly obtained, given or taken); and such authorization, execution, delivery, performance, consummation and issuance do not conflict with or result in a breach of the provisions of any such law;

                 (vi) assuming due authorization, execution and delivery of the Indenture Supplements covering the Equipment by the Owner Trustee, such Indenture Supplements will, to the extent that Illinois law is applicable thereto and on the basis of the law on the date of the opinion, subject the Equipment covered thereby to the security interest created by the related Indenture. Such opinion shall be to such further effect with respect to other legal matters relating to the Indentures, each Participation Agreement, the Basic Agreement, the Pass Through Trust Supplement and the other Operative Agreements, to which Bank One, the Trustee or the Indenture Trustee is, or is to be, a party, and the sale of Securities hereunder as counsel for the Underwriters may reasonably request. In giving such opinion, the law department of Bank One (A) may state that no opinion is expressed as to laws other than the laws of the State of Illinois and Federal law,
          (B) may rely as to the opinions expressed in clauses (ii) and (iii), insofar as they involve matters relating to the laws of the State of New York, upon the opinions referred to in Section 5(c) and (d) hereof, in which case the opinion shall state that they believe that they and the Underwriters are entitled to so rely and (C) may assume as to the opinions expressed in clause (ii) relating to each Participation Agreement, insofar as they involve matters relating to the laws of the State of New York, that such Participation Agreement constitute legal, valid and binding instruments under such laws.

     (f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Prospectus and the Prospectus Supplement; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

       6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

           (a) To furnish you, without charge, 3 conformed copies of the Registration Statement (including exhibits thereto and documents incorporated therein by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated therein by reference), in each case, if requested, and to furnish you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus Supplement and the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto as you may reasonably request.

           (b) During the period of five years after the Closing Date, the Company will promptly furnish to each of the Underwriters, upon request, copies of all Annual Reports on Form 10-K and any definitive proxy statements of the Company filed with the Securities Exchange Commission.

           (c) Before amending or supplementing the Registration Statement, the Prospectus or the Prospectus Supplement, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

           (d) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters and the Company, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

           (e) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

           (f) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending June 30, 2001 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

           (g) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase or otherwise acquire debt securities of the Company substantially similar to the Securities (other than (i) the Securities and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of Morgan Stanley & Co. Incorporated.

           (h) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state law and all expenses in connection with the qualification of the Securities for offer and sale under state law as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the National Association of Securities Dealers, Inc., (v) any fees charged by the rating agencies for the rating of the Securities, (vi) the cost of printing certificates representing the Securities, (vii) the costs and charges of any trustee, transfer agent, registrar or depositary, (viii) any costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and
     (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

       7. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein as set forth in the letter from the Underwriters to be dated April 13, 2000, a copy of which is attached hereto.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

     (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (f)  The indemnity and contribution provisions contained in this Section
7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

       8. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange or the National Association of Securities Dealers, Inc.,
(ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 8(a)(i) through 8(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

       9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

      10. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      11. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

      12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                         Very truly yours,

                         GATX Rail Corporation


                         By:
                              --------------------------------------
                              Name: William J. Hasek
                              Title: Treasurer

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation

Acting severally on behalf of themselves and the Underwriters named in
   Schedule I hereto.

By: Morgan Stanley & Co. Incorporated


By:
    -------------------------------------
    Name: Christopher J. Chaput
    Title: Principal

                                                                      SCHEDULE I

                                                       Principal Amount of
                                                         Securities To Be
                   Underwriter                              Purchased
--------------------------------------------------   ------------------------
Morgan Stanley & Co. Incorporated.................         $ 59,935,000
Credit Suisse First Boston Corporation............         $ 59,934,000

                                                           ------------
Total                                                      $119,869,000